EXHIBIT 10.21
Business Solver/Holmes Murphy - Avert
Distribution Partnership Agreement

Holmes Murphy and Avert desire to enter into an agreement for the distribution of Avert Services and Products to Holmes Murphy customers and prospects. The following terms and conditions are agreed to for the purpose of constructing a Distribution Partnership agreement.

Overview

o	This agreement includes the marketing of AvertAdvantage memberships to Holmes Murphy current clients and potential clients.

o	Avert shall be responsible to develop and maintain products, services and any mutually agreed to integration between Holmes Murphy and Avert processing environments.

o	Holmes Murphy shall be responsible to market and obtain orders for AvertAdvantage memberships to its customer and prospect base. Holmes Murphy delivered customer shall be defined as a customer who has executed a Holmes Murphy / Avert co-branded user agreement.

o	Holmes Murphy may elect as an alternative to providing a “delivered customer” to Avert to provide a qualified lead for follow up by Avert New Customer Sales Representatives.

Product Offering and Product Price

o	Advantage memberships shall include unlimited First Check social security checks and a 15% discount on all additional Avert products through the Avertnet OrderXpert site.

o	Holmes Murphy may elect to resell Advantage memberships directly to its target market or may elect to package Advantage as part of its other subscription program. In either case it is agreed that the customer perception of the value of such offering is at least $10.00 per month.

Avert may increase prices for Advantage memberships consistent with its AvertAdvantage memberships pricing. Avert will notify Holmes Murphy of such price increase 90 days prior to the effective date of the price change.

Revenue Sharing or Commission programs

o	Holmes Murphy shall be entitled to 40% of the list price for Advantage memberships (currently $10.00 per month list price) for all “delivered customers” or leads that result in an Advantage customer. Payment will be in the form of a commission for all “delivered customers” billed through customary Avert billing methods. Payment will be in the form of a 40% discount off list price for Advantage memberships if memberships are sold as a part of other Holmes Murphy subscription programs.

o	In the event Holmes Murphy forwards a client contact as a lead to Avert NCS and client subsequently agrees to an Advantage memberships payment to Holmes Murphy shall commence on the sixth month of customer payments to Avert.

o	Holmes Murphy shall also earn a commission for all additional products ordered by Holmes Murphy “delivered customers” or leads. The commission will be 5% of product revenues for the first twelve months and 10% of product revenue thereafter as long as the customer continues the Advantage membership.

Holmes Murphy Agrees to:

o	Forward completed order documents including any documents for FCRA compliance for all “delivered customers”.

o	Email Holmes Murphy clients with any start up and/or customer training materials for all “delivered customers”.

o	Forward contact information by email to Avert New Customer Sales for all Businessolver.com generated leads within 24 hours of lead identification.

o	Be responsible for the costs associated with the production of all sales literature and sales training.

o	Make payments to Avert for products and services ordered under this agreement within 30 days of invoice.

o	Allow on-site visits at Averts option to Holmes Murphy place of business

o	Market Advantage memberships to its customers and clients through the Businessolver.com web site.

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o	Keep Avert informed of problems encountered with Avert products and services and/or web site functionality.

o	Indemnification of Avert from Holmes Murphy non compliance under FCRA

Avert Agrees to::

o	Assist with development of marketing materials and sales training materials

o	Follow up on all Holmes Murphy leads within 24 hours ( one business day) of receipt of each lead.

o	Provide additional billable sales support for certain accounts when requested by Holmes Murphy

o	Perform all customer set up activities within 48 hours of receipt of a “delivered customer” user agreement.

o	Upsell Holmes Murphy “delivered customers” and lead conversions with the same frequency and urgency as its own direct customers.

o	Process and fulfill orders in the same manner and urgency as its direct customers

o	Provide copies of all compliance documents in electronic format to Holmes Murphy for distribution to Holmes Murphy acquired clients.

o	Allow visits at Holmes Murphy option to Avert headquarters

o	Inform Holmes Murphy of problems with Avert products or services, changes in products and services and required changes in marketing or sales documents relating to changes in products and services

o	Assist Holmes Murphy in integrating Avert OrderXpert into Holmes Murphy processing environment.

o	Indemnification of Holmes Murphy from costs associated with Avert non-compliance under the FCRA.

Events of Default and remedies of default

o	Either party may terminate the agreement for reasons of default. Injured party will provide written notification of default. The party in default shall have 30 days to remedy the default condition prior to termination of the agreement.

o	Parties will treat each other’s confidential information as equivalent its own confidential material for five years from the receipt of such information. Confidential materials do not include information in the public domain or disclosed by third parties not a party to this agreement. In the event of termination all confidential materials shall be returned to the owner party.

o	Nether party shall hire an employee of the other party during the term of this agreement or for one year following the termination of this agreement.

o	Official notification for each party shall be Heidi Buttolph for Holmes Murphy and Leonard Koch for Avert Inc.

Term and Termination

o	The term of the agreement shall be for one year with an automatic one-year renewal unless either party provides 30 days prior written notice of cancellation. Cancellation may for any reason.

o	The agreement shall terminate, if not terminated as per the provisions of the agreement, after seven years from the effective date of the agreement.

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Holmes & Murphy                                                                                   Avert Inc.
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